Exhibit 99.1

Tom Wojcik, Investor Relations	Brian Beades, Media Relations
212.810.8127	212.810.5596

BlackRock Reports First Quarter 2018 Diluted EPS of $6.68, or $6.70 as adjusted

▪	$55 billion of quarterly long-term net inflows, positive across active and index, reflect strength of diversified business model
▪	16% growth in revenue year-over-year driven by base fees and technology and risk management revenue
▪	20% increase in operating income year-over-year reflects operating margin expansion
▪	28% growth in diluted EPS year-over-year, driven in part by lower tax rate
▪	15% increase in quarterly cash dividend to $2.88 per share and $335 million of share repurchases

FINANCIAL RESULTS REFLECT NEW REVENUE RECOGNITION STANDARD (PRIOR PERIODS HAVE BEEN RECAST)

	Q1	Q1			Q4
(in millions, except per share data)	2018	2017(a)	Change		2017(a)	Change
AUM	$6,316,984	$5,420,477	17%		$6,288,195	-%
Total net flows	$56,946	$64,599			$102,929
GAAP basis:
Revenue	$3,583	$3,092	16%		$3,764	(5)%
Operating income	$1,375	$1,143	20%		$1,485	(7)%
Operating margin	38.4%	37.0%	140	bps	39.5%	(110	) bps
Net income(1) (2)	$1,089	$859	27%		$2,295	(53)%
Diluted EPS	$6.68	$5.21	28%		$14.01	(52)%
Weighted average diluted shares	162.9	164.9	(1)%		163.8	(1)%
As Adjusted:
Operating income(3)	$1,378	$1,147	20%		$1,488	(7)%
Operating margin(3)	44.1%	42.6%	150	bps	44.7%	(60	) bps
Net income(1) (3)	$1,092	$862	27%		$1,013	8%
Diluted EPS(3)	$6.70	$5.23	28%		$6.19	8%
(a)	Financial results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.
(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	GAAP net income for fourth quarter 2017 reflects $1.2 billion of net tax benefit related to the Tax Cuts and Jobs Act.
(3)	See notes (1) through (3) to the condensed consolidated statements of income and supplemental information on pages 10 and 11 for more information on as adjusted items and the reconciliation to GAAP.

New York, April 12, 2018 — BlackRock, Inc. (NYSE: BLK) today reported financial results for the three months ended March 31, 2018.

“Paced by a strong January, long-term net inflows of $55 billion, representing 5% annualized organic base fee growth, were positive across active and index strategies. Momentum continued in technology and risk management, with 19% year-over-year revenue growth, further highlighting the strength and diversity of our global platform.

“Investors experienced a spike in market volatility during the quarter, driven by concerns over global trade policies, a heightened focus on rates and inflation, and headlines in the technology sector. Institutional investors, in particular, reacted to these factors, by de-risking and re-balancing. At the same time, we also saw many corporate clients adapting to U.S. tax reform by seeking liquidity to fund future capital investment or more aggressive share repurchases. As a result of these various crosscurrents, BlackRock experienced a significant number of both large inflows and large outflows from institutional clients in the first quarter. Total institutional net inflows were $3 billion, but reflected active net outflows from multi-asset strategies, primarily related to the loss of a single client from M&A activity, and from active fixed income strategies, linked to profit-taking and cash repatriation planning.

“Driven by strong flows in our retail channels, BlackRock saw continued demand for a diverse range of fixed income strategies, including unconstrained, total return, short duration and emerging market debt, as well as alpha-seeking equity strategies. Our top performing fixed income platform saw $27 billion of net inflows across active and index. Active equities generated $1 billion of net inflows as performance improved, with 78% of fundamental equities and 90% of systematic active equity assets above benchmark or peer median for the five-year period.

“iShares® saw quarterly net inflows of $35 billion, as clients continued to use iShares at the core of their portfolios to drive active returns and as simple, efficient tools to manage risk exposure amid market volatility.

“Growth in technology and risk management revenue was powered by demand for institutional Aladdin® and expansion of our digital wealth and distribution technologies, including Aladdin Risk for Wealth Management and Cachematrix. We continue to invest in technology to enhance our distribution capabilities and help partners efficiently scale their businesses and construct better portfolios.

“In a challenging environment, BlackRock continued to perform well. Building on a strong start to 2018, we remain committed to investing for growth and delivering the benefits of our scale to both clients and shareholders.”

RESULTS BY CLIENT TYPE

				March 31, 2018	Q1 2018
	Q1 2018	March 31, 2018	Q1 2018	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Retail	$16,686	$638,363	$855	10%	29%
iShares ETFs	34,649	1,767,925	1,158	28%	39%
Institutional:
Active	(7,088)	1,130,446	527	18%	18%
Index	10,378	2,324,327	256	37%	9%
Total institutional	3,290	3,454,773	783	55%	27%
Long-term	54,625	5,861,061	2,796	93%	95%
Cash management	2,674	454,784	151	7%	5%
Advisory	(353)	1,139	-	-	-
Total	$56,946	$6,316,984	$2,947	100%	100%

RESULTS BY INVESTMENT STYLE

				March 31, 2018	Q1 2018
	Q1 2018	March 31, 2018	Q1 2018	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Active	$5,513	$1,693,883	$1,365	27%	46%
Index and iShares ETFs	49,112	4,167,178	1,431	66%	49%
Long-term	54,625	5,861,061	2,796	93%	95%
Cash management	2,674	454,784	151	7%	5%
Advisory	(353)	1,139	-	-	-
Total	$56,946	$6,316,984	$2,947	100%	100%

RESULTS BY PRODUCT TYPE

				March 31, 2018	Q1 2018
	Q1 2018	March 31, 2018	Q1 2018	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Equity	$26,514	$3,363,237	$1,540	53%	52%
Fixed income	26,683	1,886,523	757	30%	26%
Multi-asset	(1,987)	476,697	296	8%	10%
Alternatives	3,415	134,604	203	2%	7%
Long-term	54,625	5,861,061	2,796	93%	95%
Cash management	2,674	454,784	151	7%	5%
Advisory	(353)	1,139	-	-	-
Total	$56,946	$6,316,984	$2,947	100%	100%

(1)	Base fees include investment advisory, administration fees and securities lending revenue.

BUSINESS HIGHLIGHTS

Long-term net inflows of $57.3 billion and $3.2 billion from clients in the Americas and Asia-Pacific regions, respectively, were partially offset by net outflows of $5.9 billion from clients in EMEA. At March 31, 2018, BlackRock managed 63% of its long-term AUM for clients in the Americas, 29% for clients in EMEA and 8% for clients in Asia-Pacific.

The Company’s net flows by client type for the first quarter of 2018 are presented below.

▪

Retail long-term net inflows of $16.7 billion reflected net inflows of $8.7 billion in the United States and $8.0 billion internationally. Fixed income net inflows of $10.0 billion were diversified across the Company’s top-performing active platform, led by net inflows into unconstrained, emerging market and municipals categories. Equity net inflows of $4.2 billion reflected inflows into index mutual funds and international active equities. Multi-asset net inflows of $2.0 billion were largely due to inflows into the Multi-asset Income fund family.

▪

iShares ETFs long-term net inflows of $34.6 billion reflected strength in iShares Core ETFs. Equity net inflows of $29.7 billion were driven by both U.S. and international equity market exposures. Fixed income and commodity iShares generated $3.2 billion and $1.7 billion of net inflows, respectively.

▪

Institutional active long-term net outflows of $7.1 billion were driven by fixed income outflows of $4.1 billion linked to profit-taking and cash repatriation planning, and multi-asset net outflows of $4.1 billion resulting from a single redemption associated with client M&A activity. Alternatives net inflows of $1.4 billion were led by inflows into hedge funds, private equity solutions and infrastructure offerings.

▪

Institutional index long-term net inflows of $10.4 billion included fixed income net inflows of $17.5 billion, led by demand for liability-driven solutions, partially offset by equity net outflows of $7.2 billion.

Cash management AUM increased 1% from the prior quarter to $454.8 billion.

INVESTMENT PERFORMANCE AT MARCH 31, 2018(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	83%	72%	90%
Tax-exempt	63%	58%	74%
Index AUM within or above applicable tolerance	96%	99%	100%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	66%	77%	78%
Systematic	84%	89%	90%
Index AUM within or above applicable tolerance	96%	98%	98%
(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 12 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Thursday, April 12, 2018 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 9486699). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Thursday, April 12, 2018 and ending at midnight on Thursday, April 26, 2018. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 9486699. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock helps investors build better financial futures. As a fiduciary to our clients, we provide the investment and technology solutions they need when planning for their most important goals. As of March 31, 2018, the firm managed approximately $6.317 trillion in assets on behalf of investors worldwide. For additional information on BlackRock, please visit www.blackrock.com | Twitter: @blackrock | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	March 31,				December 31,
	2018	2017(a)	Change		2017(a)	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,947	$2,523	$424		$2,897	$50
Investment advisory performance fees	70	70	-		285	(215)
Technology and risk management revenue	184	154	30		176	8
Distribution fees	311	287	24		306	5
Advisory and other revenue	71	58	13		100	(29)
Total revenue	3,583	3,092	491		3,764	(181)

Expense
Employee compensation and benefits	1,121	1,021	100		1,147	(26)
Distribution and servicing costs	432	401	31		433	(1)
Direct fund expense	261	206	55		237	24
General and administration	383	296	87		450	(67)
Amortization of intangible assets	11	25	(14)		12	(1)
Total expense	2,208	1,949	259		2,279	(71)

Operating income	1,375	1,143	232		1,485	(110)

Nonoperating income (expense)
Net gain (loss) on investments	15	51	(36)		33	(18)
Interest and dividend income	15	7	8		14	1
Interest expense	(46)	(65)	19		(46)	-
Total nonoperating income (expense)	(16)	(7)	(9)		1	(17)

Income before income taxes	1,359	1,136	223		1,486	(127)
Income tax expense (benefit)	265	268	(3)		(815)	1,080
Net income	1,094	868	226		2,301	(1,207)
Less:
Net income (loss) attributable to noncontrolling interests	5	9	(4)		6	(1)
Net income attributable to BlackRock, Inc.	$1,089	$859	$230		$2,295	$(1,206)

Weighted-average common shares outstanding
Basic	161,250,018	163,016,599	(1,766,581)		161,272,950	(22,932)
Diluted	162,918,961	164,856,183	(1,937,222)		163,777,534	(858,573)
Earnings per share attributable to BlackRock, Inc. common stockholders (3)
Basic	$6.75	$5.27	$1.48		$14.23	$(7.48)
Diluted	$6.68	$5.21	$1.47		$14.01	$(7.33)
Cash dividends declared and paid per share	$2.88	$2.50	$0.38		$2.50	$0.38

Supplemental information:

AUM (end of period)	$6,316,984	$5,420,477	$896,507		$6,288,195	$28,789
Shares outstanding (end of period)	161,275,008	162,868,647	(1,593,639)		161,046,825	228,183
GAAP:
Operating margin	38.4%	37.0%	140	bps	39.5%	(110	) bps
Effective tax rate	19.6%	23.8%	(420	) bps	(55.1)%	7,470	bps
As adjusted:
Operating income (1)	$1,378	$1,147	$231		$1,488	$(110)
Operating margin (1)	44.1%	42.6%	150	bps	44.7%	(60	) bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests	$(21)	$(16)	$(5)		$(5)	$(16)
Net income attributable to BlackRock, Inc. (2)	$1,092	$862	$230		$1,013	$79
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (2) (3)	$6.70	$5.23	$1.47		$6.19	$0.51
Effective tax rate	19.6%	23.8%	(420	) bps	31.7%	(1,210	) bps

See pages 10-11 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

(a)	Financial results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	December 31,	inflows	Market		March 31,
	2017	(outflows)	change	FX impact (1)	2018	Average AUM (2)
Retail:
Equity	$233,218	$4,248	$(6,711)	$2,200	$232,955	$237,553
Fixed income	257,571	10,065	(2,188)	1,123	266,571	262,506
Multi-asset	120,855	2,035	(1,556)	267	121,601	122,671
Alternatives	16,733	338	63	102	17,236	17,131
Retail subtotal	628,377	16,686	(10,392)	3,692	638,363	639,861
iShares ETFs:
Equity	1,329,610	29,714	(17,345)	2,585	1,344,564	1,366,390
Fixed income	395,252	3,210	(5,754)	1,483	394,191	394,856
Multi-asset	3,761	48	(40)	(3)	3,766	3,792
Alternatives	23,616	1,677	91	20	25,404	24,852
iShares ETFs subtotal	1,752,239	34,649	(23,048)	4,085	1,767,925	1,789,890
Institutional:
Active:
Equity	137,185	(296)	(1,739)	1,320	136,470	139,478
Fixed income	570,050	(4,069)	(7,134)	4,725	563,572	567,142
Multi-asset	347,825	(4,110)	(3,161)	2,790	343,344	346,649
Alternatives	84,248	1,387	673	752	87,060	85,908
Active subtotal	1,139,308	(7,088)	(11,361)	9,587	1,130,446	1,139,177
Index:
Equity	1,671,628	(7,152)	(29,307)	14,079	1,649,248	1,687,392
Fixed income	632,592	17,477	(2,987)	15,107	662,189	643,857
Multi-asset	7,837	40	(112)	221	7,986	8,456
Alternatives	4,750	13	43	98	4,904	4,910
Index subtotal	2,316,807	10,378	(32,363)	29,505	2,324,327	2,344,615
Institutional subtotal	3,456,115	3,290	(43,724)	39,092	3,454,773	3,483,792
Long-term	5,836,731	54,625	(77,164)	46,869	5,861,061	5,913,543
Cash management	449,949	2,674	85	2,076	454,784	453,629
Advisory (3)	1,515	(353)	(14)	(9)	1,139	1,323
Total	$6,288,195	$56,946	$(77,093)	$48,936	$6,316,984	$6,368,495

Current Quarter Component Changes by Investment Style and Product Type (Long-term)
		Net
	December 31,	inflows	Market		March 31,
	2017	(outflows)	change	FX impact (1)	2018	Average AUM (2)
Active:
Equity	$311,209	$1,005	$(6,458)	$2,611	$308,367	$316,310
Fixed income	815,135	4,858	(9,222)	5,503	816,274	816,757
Multi-asset	468,679	(2,075)	(4,716)	3,057	464,945	469,320
Alternatives	100,982	1,725	736	854	104,297	103,039
Active subtotal	1,696,005	5,513	(19,660)	12,025	1,693,883	1,705,426
Index and iShares ETFs:
iShares ETFs:
Equity	1,329,610	29,714	(17,345)	2,585	1,344,564	1,366,390
Fixed income	395,252	3,210	(5,754)	1,483	394,191	394,856
Multi-asset	3,761	48	(40)	(3)	3,766	3,792
Alternatives	23,616	1,677	91	20	25,404	24,852
iShares ETFs subtotal	1,752,239	34,649	(23,048)	4,085	1,767,925	1,789,890
Non-ETF Index:
Equity	1,730,822	(4,205)	(31,299)	14,988	1,710,306	1,748,113
Fixed income	645,078	18,615	(3,087)	15,452	676,058	656,748
Multi-asset	7,838	40	(113)	221	7,986	8,456
Alternatives	4,749	13	43	98	4,903	4,910
Non-ETF Index subtotal	2,388,487	14,463	(34,456)	30,759	2,399,253	2,418,227
Index & iShares ETFs subtotal	4,140,726	49,112	(57,504)	34,844	4,167,178	4,208,117
Long-term	$5,836,731	$54,625	$(77,164)	$46,869	$5,861,061	$5,913,543

Current Quarter Component Changes by Product Type (Long-term)
		Net
	December 31,	inflows	Market		March 31,
	2017	(outflows)	change	FX impact (1)	2018	Average AUM (2)
Equity	$3,371,641	$26,514	$(55,102)	$20,184	$3,363,237	$3,430,813
Fixed income	1,855,465	26,683	(18,063)	22,438	1,886,523	1,868,361
Multi-asset	480,278	(1,987)	(4,869)	3,275	476,697	481,568
Alternatives:
Core	98,533	1,533	750	747	101,563	100,438
Currency and commodities(4)	30,814	1,882	120	225	33,041	32,363
Alternatives subtotal	129,347	3,415	870	972	134,604	132,801
Long-term	$5,836,731	$54,625	$(77,164)	$46,869	$5,861,061	$5,913,543

(1)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Advisory AUM represents long-term portfolio liquidation assignments.
(4)	Amounts include commodity iShares ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	March 31,	inflows		Market		March 31,
	2017	(outflows)	Acquisition(1)	change	FX impact (2)	2018	Average AUM (3)
Retail:
Equity	$208,181	$6,564	$-	$10,628	$7,582	$232,955	$225,294
Fixed income	230,003	29,775	-	1,974	4,819	266,571	249,258
Multi-asset	110,702	4,921	-	4,874	1,104	121,601	117,752
Alternatives	15,447	693	-	609	487	17,236	16,964
Retail subtotal	564,333	41,953	-	18,085	13,992	638,363	609,268
iShares ETFs:
Equity	1,052,409	159,538	-	117,376	15,241	1,344,564	1,233,739
Fixed income	337,904	50,358	-	(3,217)	9,146	394,191	377,467
Multi-asset	2,890	747	-	123	6	3,766	3,466
Alternatives	20,132	4,866	-	236	170	25,404	22,397
iShares ETFs subtotal	1,413,335	215,509	-	114,518	24,563	1,767,925	1,637,069
Institutional:
Active:
Equity	124,817	(9,214)	-	16,067	4,800	136,470	132,135
Fixed income	543,782	(3,477)	-	10,299	12,968	563,572	559,731
Multi-asset	290,729	11,736	-	25,551	15,328	343,344	325,522
Alternatives	77,905	799	3,264	2,806	2,286	87,060	83,120
Active subtotal	1,037,233	(156)	3,264	54,723	35,382	1,130,446	1,100,508
Index:
Equity	1,480,108	(44,286)	-	174,294	39,132	1,649,248	1,600,091
Fixed income	518,880	95,441	-	5,605	42,263	662,189	590,625
Multi-asset	7,244	(611)	-	1,062	291	7,986	7,952
Alternatives	7,673	(3,328)	-	243	316	4,904	6,374
Index subtotal	2,013,905	47,216	-	181,204	82,002	2,324,327	2,205,042
Institutional subtotal	3,051,138	47,060	3,264	235,927	117,384	3,454,773	3,305,550
Long-term	5,028,806	304,522	3,264	368,530	155,939	5,861,061	5,551,887
Cash management	388,935	56,639	-	1,104	8,106	454,784	427,375
Advisory (4)	2,736	(1,561)	-	(190)	154	1,139	2,159
Total	$5,420,477	$359,600	$3,264	$369,444	$164,199	$6,316,984	$5,981,421

Year-over-Year Component Changes by Investment Style and Product Type (Long-term)
		Net
	March 31,	inflows		Market		March 31,
	2017	(outflows)	Acquisition(1)	change	FX impact (2)	2018	Average AUM (3)
Active:
Equity	$285,716	$(10,682)	$-	$23,688	$9,645	$308,367	$301,969
Fixed income	763,020	24,338	-	12,173	16,743	816,274	796,760
Multi-asset	401,431	16,657	-	30,425	16,432	464,945	443,274
Alternatives	93,352	1,491	3,264	3,415	2,775	104,297	100,084
Active subtotal	1,543,519	31,804	3,264	69,701	45,595	1,693,883	1,642,087
Index and iShares ETFs:
iShares ETFs
Equity	1,052,409	159,538	-	117,376	15,241	1,344,564	1,233,739
Fixed income	337,904	50,358	-	(3,217)	9,146	394,191	377,467
Multi-asset	2,890	747	-	123	6	3,766	3,466
Alternatives	20,132	4,866	-	236	170	25,404	22,397
iShares ETFs subtotal	1,413,335	215,509	-	114,518	24,563	1,767,925	1,637,069
Non-ETF Index
Equity	1,527,390	(36,254)	-	177,301	41,869	1,710,306	1,655,551
Fixed income	529,645	97,401	-	5,705	43,307	676,058	602,854
Multi-asset	7,244	(611)	-	1,062	291	7,986	7,952
Alternatives	7,673	(3,327)	-	243	314	4,903	6,374
Non-ETF Index subtotal	2,071,952	57,209	-	184,311	85,781	2,399,253	2,272,731
Index & iShares ETFs subtotal	3,485,287	272,718	-	298,829	110,344	4,167,178	3,909,800
Long-term	$5,028,806	$304,522	$3,264	$368,530	$155,939	$5,861,061	$5,551,887

Year-over-Year Component Changes by Product Type (Long-term)
		Net
	March 31,	inflows		Market		March 31,
	2017	(outflows)	Acquisition(1)	change	FX impact (2)	2018	Average AUM (3)
Equity	$2,865,515	$112,602	$-	$318,365	$66,755	$3,363,237	$3,191,259
Fixed income	1,630,569	172,097	-	14,661	69,196	1,886,523	1,777,081
Multi-asset	411,565	16,793	-	31,610	16,729	476,697	454,692
Alternatives:
Core	90,914	1,309	3,264	3,379	2,697	101,563	97,643
Currency and commodities(5)	30,243	1,721	-	515	562	33,041	31,212
Alternatives subtotal	121,157	3,030	3,264	3,894	3,259	134,604	128,855
Long-term	$5,028,806	$304,522	$3,264	$368,530	$155,939	$5,861,061	$5,551,887

(1)	Amount represents AUM acquired in the First Reserve Infrastructure business transaction in June 2017.
(2)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares ETFs.

SUMMARY OF REVENUE

				Three Months
	Three Months Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2018	2017(a)	Change	2017(a)	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$438	$400	$38	$425	$13
iShares ETFs	926	721	205	888	38
Non-ETF Index	176	160	16	177	(1)
Equity subtotal	1,540	1,281	259	1,490	50
Fixed income:
Active	456	407	49	449	7
iShares ETFs	208	185	23	213	(5)
Non-ETF Index	93	85	8	87	6
Fixed income subtotal	757	677	80	749	8
Multi-asset	296	272	24	314	(18)
Alternatives:
Core	178	144	34	170	8
Currency and commodities	25	22	3	24	1
Alternatives subtotal	203	166	37	194	9
Long-term	2,796	2,396	400	2,747	49
Cash management	151	127	24	150	1
Total base fees	2,947	2,523	424	2,897	50
Investment advisory performance fees:
Equity	18	15	3	95	(77)
Fixed income	3	10	(7)	14	(11)
Multi-asset	5	5	-	19	(14)
Alternatives	44	40	4	157	(113)
Total performance fees	70	70	-	285	(215)
Technology and risk management revenue	184	154	30	176	8
Distribution fees:
Retrocessions	192	155	37	185	7
12b-1 fees (U.S. mutual funds distribution fees)	108	122	(14)	110	(2)
Other	11	10	1	11	-
Total distribution fees	311	287	24	306	5
Advisory and other revenue:
Advisory	21	24	(3)	54	(33)
Other	50	34	16	46	4
Advisory and other revenue	71	58	13	100	(29)
Total revenue	$3,583	$3,092	$491	$3,764	$(181)

(a)	Financial results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.

Highlights

▪

Investment advisory, administration fees and securities lending revenue increased $424 million from the first quarter of 2017, reflecting the impact of higher markets and organic growth on average AUM and the impact of foreign exchange movements, partially offset by previously announced pricing changes to select investment products. Securities lending revenue of $155 million in the current quarter compared with $141 million in the first quarter of 2017.

Investment advisory, administration fees and securities lending revenue increased $50 million from the fourth quarter of 2017, driven by higher average AUM and foreign exchange movements, partially offset by the effect of two less days in the current quarter. Securities lending revenue of $155 million in the current quarter compared with $150 million in the fourth quarter of 2017.

▪

Performance fees decreased $215 million from the fourth quarter of 2017, primarily due to seasonally higher fees from funds with a performance measurement period that ended in the fourth quarter of 2017.

▪

Technology and risk management revenue increased $30 million from the first quarter of 2017 and $8 million from the fourth quarter of 2017, reflecting ongoing demand for institutional Aladdin and expansion of digital wealth and distribution technologies, including Aladdin Risk for Wealth Management and Cachematrix.

▪

Advisory and other revenue increased $13 million from the first quarter of 2017, primarily reflecting higher earnings from strategic minority investments and decreased $29 million from the fourth quarter of 2017, primarily reflecting lower fees from advisory assignments.

SUMMARY OF OPERATING EXPENSE

	Three			Three
	Months Ended			Months Ended
	March 31,			December 31,
(in millions), (unaudited)	2018	2017(a)	Change	2017(a)	Change
Operating expense
Employee compensation and benefits	$1,121	$1,021	$100	$1,147	$(26)
Distribution and servicing costs:
Retrocessions	192	155	37	185	7
12b-1 costs	106	119	(13)	106	-
Other	134	127	7	142	(8)
Total distribution and servicing costs	432	401	31	433	(1)
Direct fund expense	261	206	55	237	24
General and administration:
Marketing and promotional	85	69	16	102	(17)
Occupancy and office related	74	65	9	73	1
Portfolio services	70	57	13	76	(6)
Technology	53	43	10	58	(5)
Professional services	32	25	7	50	(18)
Communications	10	8	2	10	-
Foreign exchange remeasurement	1	(11)	12	8	(7)
Contingent consideration fair value adjustments	6	(4)	10	9	(3)
Product launch costs	11	4	7	-	11
Other general and administration	41	40	1	64	(23)
Total general and administration expense	383	296	87	450	(67)
Amortization of intangible assets	11	25	(14)	12	(1)
Total operating expense	$2,208	$1,949	$259	$2,279	$(71)

(a)	Financial results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.

Highlights

▪

Employee compensation and benefits expense increased $100 million from the first quarter of 2017, primarily reflecting higher incentive compensation, driven primarily by higher operating income and headcount, partially offset by approximately $20 million of severance and accelerated compensation expense associated with the repositioning of the active equity platform during the first quarter of 2017.

Employee compensation and benefits expense decreased $26 million from the fourth quarter of 2017, primarily reflecting lower incentive compensation, driven primarily by lower performance fees and operating income, partially offset by higher seasonal payroll taxes, and an increase in stock-based compensation expense related to the effect of additional grants at the end of January 2018.

▪	Direct fund expense increased $55 million from the first quarter of 2017 and $24 million from the fourth quarter of 2017, reflecting higher average AUM.

INCOME TAX EXPENSE (BENEFIT)

	Three				Three
	Months Ended				Months Ended
	March 31,				December 31,
(in millions), (unaudited)	2018	2017(a)	Change		2017(a)	Change
Income tax expense (benefit)	$265	$268	$(3)		$(815)	$1,080
Effective tax rate	19.6%	23.8%	(420	) bps	(55.1)%	7,470	bps
(a)	Financial results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.

Highlights

▪

First quarter 2018 income tax expense reflected a reduced tax rate associated with the Tax Cuts and Jobs Act (the “2017 Act”) enacted in the United States and included a $56 million discrete tax benefit related to stock-based compensation awards that vested in the first quarter of 2018.

▪	First quarter 2017 income tax expense included an $81 million discrete tax benefit related to stock-based compensation awards that vested in the first quarter of 2017.
▪

Fourth quarter 2017 income tax benefit included $1.2 billion of net tax benefit related to the 2017 Act and included an $84 million discrete tax benefit, primarily related to stock-based compensation awards.

SUMMARY AND RECONCILIATION OF U.S. GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), AS ADJUSTED

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2018	2017	Change	2017	Change
Nonoperating income (expense), GAAP basis	$(16)	$(7)	$(9)	$1	$(17)
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	5	9	(4)	6	(1)
Nonoperating income (expense), as adjusted(1)(2)	$(21)	$(16)	$(5)	$(5)	$(16)

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2018	2017	Change	2017	Change
Net gain (loss) on investments(1)(2)
Private equity	$1	$6	$(5)	$-	$1
Real assets	5	1	4	15	(10)
Other alternatives(3)	3	14	(11)	4	(1)
Other investments(4)	1	21	(20)	8	(7)
Total net gain (loss) on investments(1)(2)	10	42	(32)	27	(17)
Interest and dividend income	15	7	8	14	1
Interest expense	(46)	(65)	19	(46)	-
Net interest expense	(31)	(58)	27	(32)	1
Nonoperating income (expense), as adjusted(1)(2)	$(21)	$(16)	$(5)	$(5)	$(16)

(1)	Net of net income (loss) attributable to NCI.
(2)

Management believes nonoperating income (expense), as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to results. For more information on other as adjusted items and the reconciliation to GAAP see notes (1) through (3) to the condensed consolidated statements of income and supplemental information on pages 10 and 11.

(3)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions.
(4)	Amounts primarily include net gains (losses) related to equity and fixed income investments.

Highlights

▪

First quarter 2017 interest expense included a make-whole redemption premium of $14 million related to the refinancing of $700 million of 6.25% notes, which were called prior to their September 2017 maturity.

RECONCILIATION OF U.S. GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended
	March 31,		December 31,
(in millions), (unaudited)	2018	2017(a)	2017(a)
Operating income, GAAP basis	$1,375	$1,143	$1,485
Non-GAAP expense adjustment:
PNC LTIP funding obligation	3	4	3
Operating income, as adjusted	1,378	1,147	1,488
Product launch costs and commissions	12	-	-
Operating income used for operating margin measurement	$1,390	$1,147	$1,488
Revenue, GAAP basis	$3,583	$3,092	$3,764
Non-GAAP adjustment:
Distribution and servicing costs	(432)	(401)	(433)
Revenue used for operating margin measurement	$3,151	$2,691	$3,331
Operating margin, GAAP basis	38.4%	37.0%	39.5%
Operating margin, as adjusted	44.1%	42.6%	44.7%

See note (1) to the condensed consolidated statements of income and supplemental information on page 11 for more information on as adjusted items and the reconciliation to GAAP.

(a)      Financial results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.

RECONCILIATION OF U.S. GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended
	March 31,		December 31,
(in millions, except per share data), (unaudited)	2018	2017(a)	2017(a)
Net income attributable to BlackRock, Inc., GAAP basis	$1,089	$859	$2,295
Non-GAAP adjustments:
PNC LTIP funding obligation, net of tax	3	3	2
The 2017 Act:
Deferred tax revaluation (noncash)	-	-	(1,758)
Deemed repatriation tax	-	-	477
Other income tax matters	-	-	(3)
Net income attributable to BlackRock, Inc., as adjusted	$1,092	$862	$1,013
Diluted weighted-average common shares outstanding(3)	162.9	164.9	163.8
Diluted earnings per common share, GAAP basis(3)	$6.68	$5.21	$14.01
Diluted earnings per common share, as adjusted(3)	$6.70	$5.23	$6.19

See notes (2) and (3) to the condensed consolidated statements of income and supplemental information on page 11 for more information on as adjusted items and the reconciliation to GAAP.

(a)      Financial results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance.  Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

▪

Operating income, as adjusted, includes non-GAAP expense adjustments. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) has been excluded because it ultimately does not impact BlackRock’s book value.

▪

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to third parties. Management believes such costs represent a benchmark for the amount of revenue passed through to external parties who distribute the Company’s products. BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to distribution and servicing costs as a proxy for such offsetting revenue.

(2) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation.

For each period presented, the non-GAAP adjustment related to the PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. The fourth quarter of 2017 noncash deferred tax revaluation benefit of $1,758 million and the other income tax matters were primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill. Amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented. A deemed repatriation tax expense of $477 million has been excluded from the fourth quarter of 2017 as adjusted results due to the one-time nature and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted divided by diluted weighted average common shares outstanding.

(3) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the potential for human error in connection with BlackRock’s operational systems; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) changes in law and policy and uncertainty pending any such changes; (12) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (13) the ability to attract and retain highly talented professionals; (14) fluctuations in the carrying value of BlackRock’s economic investments; (15) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (16) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (17) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (18) any disruption to the operations of third parties whose functions are integral to BlackRock’s ETF platform; (19) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (20) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of March 31, 2018 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of February 28, 2018. The performance data does not include accounts terminated prior to March 31, 2018 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of March 31, 2018 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.